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                                                                    EXHIBIT 10.2


                          FOURTH AMENDMENT TO LOAN AND
                               SECURITY AGREEMENT


         THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 14, 1997, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 225 South Lake Avenue, Suite 1000, Pasadena, California 91101 and KRAUSE'S SOFA FACTORY, a California corporation, and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 N. Berry Street, Brea, California 92821.


                                    RECITALS

         A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 1996, that certain Second Amendment to Loan and Security Agreement dated as of August 26, 1996, and that certain Third Amendment to Loan and Security Agreement dated as of November 25, 1996 (collectively, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         B. Concurrently with the execution of this Amendment, Borrower is receiving an additional contribution in the minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000) from the Parent in the form of subordinated debt.

         C. In connection with the such contribution, Borrower has requested that Lender amend the Loan Agreement to (i) increase the advance rate for Eligible Inventory and Eligible Raw Materials, (ii) add additional financial covenants relating to EBITDA and (iii) modify the negative covenant relating to permitted indebtedness.

         D. Lender is willing to further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:



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         1. Amendment of Credit Facilities Provision. Paragraph (a) of Section
2.1 of the Loan Agreement, entitled Revolving Loans, is hereby amended in its entirety as follows:


                  "(a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

         (i) the lesser of (A) sixty-seven percent (67%) of the Value of Eligible Inventory or (B) eighty-five percent (85%) of the Value of Eligible Inventory multiplied by the appraised median net recovery percentage of Eligible Inventory (net of all costs and expenses anticipated by Lender to be incurred in liquidating the Eligible Inventory), as determined from time to time by an appraiser acceptable to Lender in a manner consistent with the determination of net recovery by BGA Consulting as set forth in their Inventory Liquidation Analysis of the Borrower dated March 20,1997, as amended (the 'Analysis');

         (ii) notwithstanding the exclusion of raw materials from the definition of Eligible Inventory, the lesser of (x) fifty percent (50%) of the Value of raw materials consisting of fabric and leather ('Eligible Raw Materials') or (y) One Million Dollars ($1,000,000); less

         (iii) any Availability Reserves;

         provided, however, at no time shall aggregate advances under clauses
         (i) and (ii) above exceed eighty percent (80%) of the combined Value of Eligible Inventory and Eligible Raw Materials multiplied by the combined appraised median net recovery percentage of Eligible Inventory and Eligible Raw Materials (net of all costs and expenses anticipated by Lender to be incurred in liquidating the Eligible Inventory and Eligible Raw Materials), as determined from time to time by an appraiser acceptable to Lender in a manner consistent with the determination of net recovery by BGA Consulting as set forth in the Analysis."

         2. Amendment to Collateral Reporting and Covenants Provision. Clause
(d) of Section 7.3 of the Loan Agreement, entitled "Inventory Covenants", is hereby amended in its entirety as follows:

         "(d) upon Lender's request, Borrower shall, at its expense, not less frequently than semi-annually prior to the occurrence of an Event of Default, and at any time or times as Lender may request on or after an



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         Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may revise the definition of 'Eligible Inventory' hereunder as Lender may deem advisable in its sole discretion based upon the results of such updated appraisals);"

         3. Amendment to Indebtedness Covenant Provision. Paragraph (e) of
Section 9.9 of the Loan Agreement, entitled "Indebtedness", is hereby amended in its entirety as follows:

                  "(e) unsecured indebtedness of Borrower to Krause's Furniture, Inc., a Delaware corporation ("Parent"), in a maximum amount of Twenty-Four Million Two Hundred Fifty Thousand Dollars ($24,250,000) consisting of: (i) Two Million Seven Hundred Thousand Dollars ($2,700,000) evidenced by that certain amended and restated Promissory Note, dated as of January 20, 1995, issued by Borrower payable to Parent, which amount is the result of reducing the outstanding principal amount of such indebtedness of Four Million Seven Hundred Thousand Dollars ($4,700,000) as of January 20, 1995 by Two Million Dollars ($2,000,000) funded from the initial advances hereunder; (ii) up to One Million Dollars ($1,000,000) in payment under Borrower's agreement to indemnify Parent from any loss, cost, expense or liability incurred by Parent in providing cash collateral for the issuance of an One Million Dollars ($1,000,000) standby letter of credit for the benefit of the landlord of Borrower's Brea, California facility, which letter of credit expires in 1999 and, if drawn prior to its expiry, will be treated as a bullet loan from Parent to Borrower due January 20, 2000 in the amount of any draw thereunder; (iii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) of indebtedness advanced by Parent to Borrower during the period from January 20, 1995 through August 22, 1996, evidenced by those certain Promissory Notes, dated, respectively: as of September 22, 1995 in the original principal amount of Five Hundred Thousand Dollars ($500,000); as of May 3, 1996 in the original principal amount of Five Hundred Thousand Dollars ($500,000); and as of May 22, 1996 in the original amount of Seven Hundred Fifty Thousand Dollars ($750,000), each issued by Borrower payable to Parent;
         (iv) Five Million Dollars ($5,000,000) of indebtedness evidenced by that certain Promissory Note, dated as of August 26, 1996, issued by Borrower payable to Parent; (v) One Million Dollars ($1,000,000) of indebtedness evidenced by that certain Promissory Note, dated as of September 27, 1996,



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         issued by Borrower payable to Parent; (vi) One Million Five Hundred
         Thousand Dollars ($1,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of October 18, 1996, issued by Borrower payable to Parent; (vii) Two Million Five Hundred Thousand Dollars ($2,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of November 26, 1996, issued by Borrower payable to parent;
         (viii) One Million Five Hundred Thousand Dollars ($1,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of January 10, 1997, issued by Borrower payable to Parent; (ix) Five Hundred Thousand Dollars ($500,000) of indebtedness evidenced by that certain Promissory Note, dated as of April 3, 1997, issued by Borrower payable to Parent; (x) Two Hundred Thousand Dollars ($200,000) of indebtedness evidenced by that certain Promissory Note, dated as of May 14, 1997, issued by Borrower payable to parent; (xi) Three Million Dollars ($3,000,000) of indebtedness as evidenced by that certain Promissory Note, dated as of August 15, 1997, issued by Borrower payable to Parent; and (xii) up to Three Million Six Hundred Thousand Dollars ($3,600,000) of additional indebtedness to be extended by Parent to Borrower, from time to time; all of which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of all of the Obligations; provided, that: (i) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that until an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Borrower may make payments of principal and interest in accordance with the terms of that certain Amended and Restated Subordination Agreement between Parent and Lender dated August 26, 1996 (the "Subordination Agreement"), (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted by the Subordination Agreement, and (iii) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be."



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         4. Addition of EBITDA Financial Covenant.

                  (a) Section 1 of the Loan Agreement is hereby amended to add the following definition in its proper alphabetical order:

                  "'EBITDA' shall mean, for any specified accounting period, net income (or net loss), plus, to the extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation, and (d) amortization, in each case determined in accordance with GAAP for such period, and minus, to the extent included in determining such net income (or net loss), Borrower's non-recurring miscellaneous and extraordinary income for such period."

                  (b) The following is hereby added to the Loan Agreement as
         Section 9.15 and existing Sections 9.15 to 9.17 as hereby redesignated as Sections 9.16 to 9.18 accordingly:

                           "9.15 Minimum EBITDA. Borrower shall, on and as of
                  the ending date of each fiscal quarter set forth below maintain EBITDA of not less than the amount set forth next to such ending date of each fiscal quarter:

                             Fiscal Quarter Ending
                             October 1997                     $578,000

                             Fiscal Quarter Ending
                             January 1998                     $482,000

                             Fiscal Quarter Ending
                             April 1998                       $745,000

                             Fiscal Quarter Ending
                             July 1998                        $1,010,000

                             Fiscal Quarter Ending
                             October 1998                     $1,647,000

                             Fiscal Quarter Ending
                             January 1999                     $1,505,000

                             Fiscal Quarter Ending
                             April 1999                       $1,671,000

                             Fiscal Quarter Ending
                             July 1999                        $2,064,000



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                             Fiscal Quarter Ending
                             October 1999                     $2,825,000

                             Fiscal Quarter Ending
                             January 2000                     $2,746,000"

         5. Modification Fee. In consideration of Lender's agreement to enter into this Amendment with Borrower and to provide Borrower with the financial accommodations described herein, Borrower shall pay to Lender a modification fee in the amount of Twenty-Five Thousand Dollars ($25,000). Such modification fee shall be payable simultaneously with the execution hereof and shall be deemed fully earned at the time of payment.

         6. Effectiveness of this Amendment. Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

                  (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

                  (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

                  (c) Representations and Warranties. The Representations and Warranties set forth in the Loan Agreement must be true and correct.

                  (d) Subordinated Debt. Borrower shall have received from Parent a capital contribution in the minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as subordinated debt on terms and conditions acceptable to Lender, and Lender shall have received, in form and substance satisfactory to Lender, acknowledgment by Parent that such contribution is "Junior Debt" as defined in that certain Amended and Restated Subordination Agreement dated as of August 26, 1996 between Krause and Lender, and is subject to the terms and conditions thereof.

                  (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

         7. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be



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determined under, governed by, and construed in accordance with the laws of the
State of California governing contracts wholly to be performed in that State.

         8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

         9. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Borrower, have been authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

         10. Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain in full force and effect.

         11. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

         12. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                           KRAUSE'S SOFA FACTORY,
                           a California corporation



                           By:
                              ---------------------------------------
                           Name:
                                -------------------------------------
                           Title:
                                 ------------------------------------


                           CASTRO CONVERTIBLE CORPORATION,
                           a New York corporation



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                           By:
                              ---------------------------------------
                           Name:
                                -------------------------------------
                           Title:
                                 ------------------------------------


                           CONGRESS FINANCIAL CORPORATION
                           (WESTERN),
                           a California corporation



                           By:
                              ---------------------------------------
                           Name:
                                -------------------------------------
                           Title:
                                 ------------------------------------



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